UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2018

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX		78754
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity Financing

On March 7, 2018, Superconductor Technologies Inc. (the “Company”), announced the pricing of a registered offering of common stock (and common stock equivalents) with expected total gross proceeds of approximately $2 million. The closing of the registered public offering was completed on March 9, 2018. The net proceeds to the Company from the registered offering, after deducting the placement agent fees and the Company’s estimated offering expenses, is expected to be approximately $1.7 million.

In connection with the offering, the Company issued 1,190,000 shares of its common stock at a price of $1.265 per share and, for investors who would otherwise hold more than 9.99% of the Company’s common stock following the registered offering, the Company agreed to issue to such investors pre-funded warrants to purchase 391,000 shares of the Company’s common stock at a price of $1.255 per warrant subject to payment of an additional $0.01 upon exercise (the “Pre-funded Warrants”), which are common stock equivalents. As a result, a total of 1,581,000 shares of common stock and common stock equivalents were issued.

The offer and sale of the common stock and Pre-funded Warrants in the registered offering is registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-3 (File No. 333-202702), as amended, which became effective on March 19, 2015 and a related prospectus supplement filed in connection with the registered offering (the “Registration Statement”).

In a concurrent private placement, the Company issued to the investor in the registered offering, an unregistered warrant (the “Warrants”) to purchase one share of common stock for each share of common stock or Pre-funded Warrants purchased in the registered offering. The Warrants have an exercise price of $1.14 per share, shall be exercisable immediately and will expire five years and six months from the date of issuance. The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise. The exercise price of the Warrants is not subject to a “price-based” anti-dilution adjustment. The exercise price of the Warrants is subject to adjustment in the case of customary events such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The exercise of the Warrants is subject to certain beneficial ownership and other limitations set forth in the Warrants.

In connection with the private placement, the Company has also agreed under a registration rights agreement (the “Registration Rights Agreement”) to file a re-sale registration statement (the “Re-sale Registration Statement”) within 30 days of the date that the Company entered into the Purchase Agreement (as defined below) to register for resale the shares of common stock issuable under the Warrants. In the event the Company does not timely file the Re-sale Registration Statement or that the Re-sale Registration Statement does not timely become effective, the Company has agreed to pay certain penalties. The Company has agreed to keep the Re-sale Registration Statement (or successor registration statement) effective until the earlier of (x) all securities covered by such registration statement having been sold, thereunder or pursuant to Rule 144, or (y) that may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The offer and sale of the Warrants in the private placement is being made without registration in reliance on the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

In connection with the registered offering and the concurrent private placement, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor on March 6, 2018 and engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the gross proceeds from the sales of the common stock and Pre-funded Warrants sold in the registered offering, a management fee equal to 1% of the gross proceeds of the registered offering, a non-accountable expenses allowance of $35,000 and up to $50,0000 for legal expenses and a five-year warrant to purchase 7% of the number of shares of common stock and Pre-funded Warrants sold in the registered offering at an exercise price of $1.58 (the “Placement Agent Warrants”). The Placement Agent Warrants are immediately exercisable but are subject to a 180-day lock-up in compliance with FINRA Rule 5110(g) and will expire on March 6, 2023. The Company also granted the Placement Agent a right of first refusal to act as its exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sells or acquires a business, finances any indebtedness using an agent, or raises capital through a public or private offering of equity or debt securities at any time prior to the twelve month anniversary of the date of consummation of the offering.

The Company will receive proceeds from the concurrent private placement transaction solely to the extent the Warrants are exercised for cash.

On March 7, 2018, the Company issued a press release announcing the registered offering and concurrent private placement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, the Pre-Funded Warrants, the Placement Agent Warrants, the Warrants and the Registration Rights Agreement are subject to, and qualified in their entirety by, such documents included as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference. Certain of these documents contain representations and warranties and other statements which are not for the benefit of any party other than the parties to such document or agreement and are not intended as a document for investors (to the extent they are not a party to such agreement or a permitted assignee of a party) or the public generally to obtain factual information about us.

A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance of the shares of common stock is attached hereto as Exhibit 5.1.

Adjustment of Exercise Price of other Warrants

As a result of the registered offering described above, the exercise price of the Term A warrants issued in the Company’s underwritten public offering that closed on August 9, 2013, will each be adjusted to $1.14 per share due to the price-based anti-dilution adjustment mechanisms in such warrants. This adjustment mechanism provides that if the Company sells shares of common stock or common stock equivalents at an effective per share price less than the then exercise price of such warrants, that the exercise price of the Term A warrants will be reset to such lower price. This feature will terminate when the volume-weighted average price of the Company’s common stock as reported by its principal trading market exceeds 300% of the then exercise price of the warrant for thirty consecutive trading days and does not apply to certain exempt issuances, including, in certain circumstances, issuances under equity incentive plans, securities issued upon exercise or conversion of existing securities or securities issued in connection with acquisitions or strategic transactions. Each Term A warrant expires on August 9, 2018.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants by the Company under the Purchase Agreement and the Placement Agent Warrants to the Placement Agent is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) to continue to implement our current business plan and maintain our viability, with our existing cash reserves forecasted at September 30, 2017 to be sufficient to fund our planned operations through the first quarter of 2018 and after giving effect to this offering, and without assuming any material growth in revenues from commercial operations, our cash revenues only expected to be sufficient into the third quarter of 2018; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Securities Purchase Agreement, dated as of March 6, 2018, by and among the Company and the Purchaser

4.1	Form of Pre-Funded Common Stock Purchase Warrant

4.2	Form of Placement Agent Warrant

4.3	Form of Common Stock Purchase Warrant

5.1	Opinion of Manatt, Phelps & Phillips, LLP

10.1	Registration Rights Agreement, dated as of March 6, 2018

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

99.1	Press Release of the Company dated March 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: March 9, 2018	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer